Exhibit 5(b)


                                 STRYKER, TAMS & DILL
                                 Two Penn Plaza East
                              Newark, New Jersey  07105



                                                May 15, 1996



             National Fuel Gas Company
             10 Lafayette Square
             Buffalo, New York  14203

             Ladies and Gentlemen:

                       Referring to the proposed issuance and sale by
             National Fuel Gas Company (the "Company") from time to time of one or more series of debentures (the "New Debentures") and/or Medium-Term Notes ("New MTNs") (collectively, the "New Debt Securities") aggregating up to $480,000,000 in principal amount, as contemplated in the registration statement on Form S-3 (the "Registration Statement") with respect to such New Debt Securities to be filed by the Company with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof, we are of the opinion that:

                       1.   The Company is a corporation duly
             incorporated and validly existing under the laws of the State of New Jersey.

                       2. All action necessary to make the New Debt Securities legal, valid and binding obligations of the Company will have been taken when:

                            A.   The Securities and Exchange Commission
                  shall have issued pursuant to the Public Utility Holding Company Act of 1935, as amended, an appropriate supplemental order authorizing the issuance of the New Debt Securities;

                            B.   A meeting or meetings of the Company's
                  Board of Directors or a duly authorized committee thereof shall have been held and favorable action taken at such meeting or meetings to approve and authorize (i) the proposed issuance and sale of the New Debt Securities (including the terms and provisions thereof), (ii) substantially the final forms of the proposed Supplemental Indentures (collectively, the "Supplemental Indentures") to the Indenture, dated October 15, 1974, between the Company and The Bank of New York (formerly, "Irving Trust Company"), as heretofore supplemented (as supplemented, the "Indenture") pursuant to which the New Debt Securities are to be issued, and (iii) such other final action as may be necessary to consummate the authorization and the proposed issuance and sale of the New Debt Securities;

                            C.   The Supplemental Indentures and any and
                  all other documents to be used in connection with the proposed issuance and sale of the New Debt Securities shall have been duly executed and delivered and shall have become effective as therein provided;

                            D.   The New Debt Securities shall have been
                  duly executed, authenticated, issued and delivered for the consideration contemplated; and

                            E.   Except to the extent that the proceeds
                  of the New Debt Securities are used to refund outstanding debentures heretofore issued under the Indenture or other Funded Debt (as defined in Section 1.08 of the Indenture), the Company shall have complied with the restrictions on Funded Debt set forth in section 6.05 of the Indenture.

                       We are members of the New Jersey Bar and do not
             hold ourselves out as experts on the laws of any other jurisdiction. Accordingly, in rendering this opinion, we have relied, as to all matters governed by the laws of New York, upon the opinion of even date herewith of Reid & Priest LLP, New York counsel for the Company, which is being filed as an exhibit to the Company's Registration Statement.

                       We hereby consent to the use of our name in the
             Registration Statement and to the use of this opinion as an exhibit thereto.

                                           Very truly yours,

                                           /s/ STRYKER, TAMS & DILL

                                           STRYKER, TAMS & DILL